EXHIBIT 10.1

SMTEK INTERNATIONAL, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 8, 2003, by and between SMTEK International, Inc., a Delaware corporation (the “Company”), and The Gene Haas Trust DTD 3-9-99 (“Investor”).

In consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.             Purchase and Sale of Stock.

1.1           Sale and Issuance of Series A Preferred Stock.

(a)           The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designations in substantially the form attached hereto as Exhibit A (the “Certificate of Designations”).

(b)           Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor at the Closing 250,000 shares of the Company’s Series A Preferred Stock (as hereinafter defined) at a price equal to $2.00 per share (the “Shares”) for an aggregate purchase price of $500,000 (the “Purchase Price”).  On and as of the date upon which the Certificate of Designations is accepted for filing by the Secretary of State of the State of Delaware, the Shares shall have the rights, preferences and privileges as provided in the Certificate of Designations.

1.2           Closing.  The purchase and sale of the Shares shall take place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California, at 10:00 a.m., on September 8, 2003, or at such other time and place as the Company and Investor shall mutually agree, either orally or in writing (the “Closing”).  At the Closing, the Company shall deliver to Investor a certificate representing the Shares against delivery of the Purchase Price by bank check or wire transfer of immediately available funds.

2.             Representations and Warranties of the Company.  Except as disclosed in (i) the Company SEC Reports (as defined below) publicly available prior to the date of this Agreement, or (ii) the disclosure schedule delivered by the Company to Investor with this Agreement (the “Company Disclosure Schedule”), Company hereby represents and warrants to Investor as follows:

2.1           Capitalization of Company and its Subsidiaries.

(a)           The authorized capital stock of the Company consists solely of 3,750,000 shares of common stock, $.01 par value per share (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).

(i)            At the close of business on September 5, 2003 (i) 2,284,343 shares of Common Stock were issued and outstanding, (ii) 890,000 shares of Common Stock were reserved for issuance, pursuant to Company Plans (as defined below), including 864,592 shares of which were issuable upon or otherwise deliverable in connection with the exercise of outstanding options issued pursuant to Company Plans and (iii) no shares of Preferred Stock were outstanding.  All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable and were issued free of preemptive rights or any right of first refusal.

(ii)           Except as set forth in this Section 2.1(a) or in Section 2.1(a) of the Company Disclosure Schedule or issuances of shares of Common Stock under the Company Plans, since September 5, 2003, there are outstanding (A) no shares of capital stock or other voting securities of the Company, (B) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (C) no options or other rights to acquire from the Company and no obligations of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (D) no equity equivalent interests in the ownership or earnings of the Company or other similar rights (collectively, “Company Securities”).  There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

(b)           (i)            All of the outstanding capital stock of the Company’s subsidiaries (A) is owned by the Company, directly or indirectly, free and clear of any Lien, and (B) has been validly issued and is fully paid and nonassessable and was issued free of preemptive rights or any right of first refusal.

(ii)           Except as set forth above in this Section 2.1(b) or in Section 2.1(b) of the Company Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of any of the subsidiaries of the Company, (B) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company’s subsidiaries, (C) no options or other rights to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any subsidiary of the Company, and (D) no equity equivalent interests in the ownership or earnings of any subsidiary of the Company or other similar rights (collectively, “Subsidiary Securities”).  There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities.

(c)           (i)            “Company Plans” mean collectively the Company’s 1993 Stock Incentive Plan, as amended, the Amended and Restated 1996 Stock Incentive Plan and the Amended and Restated 1998 Non-Employee Directors Stock Plan.

(ii)           “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, conditional sale agreement, title retention agreement, claim, easement, license, right-of-way, or encumbrance of any kind or nature in respect of such asset, except for restrictions on transfer resulting from federal or state securities laws.

2.2           Registration Rights.  Except as provided in the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement” and, together with this Agreement, the “Transaction Agreements”), the Company is not obligated to register under the Securities Act of 1933, as amended (the “Securities Act”) any of its currently outstanding securities or any of its securities that may subsequently be issued.

2.3           Issuance of Preferred Stock.  The Series A Preferred Stock, created upon filing of the Certificate of Designations (the “Series A Preferred Stock”), that is being purchased by Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with federal and California securities laws.  The Common Stock issuable upon conversion of the Shares will be duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and nonassessable.

2.4           Authority Relative to this Agreement.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including the sale and delivery of the Shares and the Common Stock issuable upon conversion thereof) have been duly and validly authorized by the Board of Directors of the Company (the “Company Board”) or will be prior to the Closing, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize this Agreement, the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby.

(b)           (i) This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding agreement of Investor, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (ii) when the Registration Rights Agreement has been duly executed and delivered by the Company and, assuming that the Registration Rights Agreement will constitute upon execution and delivery a valid and binding agreement of Investor, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, in each case subject to the effect of (A) any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (B) general principles of equity, including without limitation concepts of materiality , reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.5           Organization; Good Standing; Qualification.

(a)           The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and carry on its business as now conducted; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(b)           Each subsidiary of the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own its properties and carry on its business as now conducted; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

2.6           SEC Reports; Financial Statements.

(a)           Since January 1, 2000, the Company has filed all required forms, reports and documents (collectively, the “Company SEC Reports”) with the Securities and Exchange Commission (the “SEC”).  As of their respective dates, or if amended prior to the date hereof, as of the date of such amendment, the Company SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, each as in effect on the dates such forms, reports and documents were filed.  None of the Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed, or if amended prior to the date hereof, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           The consolidated financial statements of the Company included in the Company SEC Reports, as amended, publicly available prior to the date hereof, comply in all material respects with applicable accounting requirements and published rules and regulations of the SEC, have been prepared in accordance with generally accepted accounting principles (except in the case of unaudited quarterly statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and statement of cash flows for the periods indicated (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments).

(c)           The Company believes that the unaudited financial statements of the Company as of June 30, 2003, as such financial statements were provided to Investor (the “June 2003 Financial Statements”) have been prepared in accordance with generally accepted accounting principals consistently followed by the Company throughout the periods indicated, and fairly present the financial position of the Company.  Notwithstanding the foregoing, the June 2003 Financial Statements are unaudited as of the date hereof and are subject to change as may be required by the Company’s independent auditors.

2.7           Consents and Approvals; No Violations.

(a)           No filing with or notice to, and no material permit, authorization, consent or approval of, any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a “Governmental Entity”) is required to be obtained or made by the Company for the execution and delivery of the Transaction Agreements by the Company or the consummation of the transactions contemplated thereby by the Company, except for (i) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act and state securities or blue sky laws, (ii) the filing of the Certificate of Designations as required by the DGCL, (iii) filings with or notice to the Nasdaq National Market, and (iv) any other filings, permits, authorizations, consents and approvals, the failure of which to make or obtain, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

(b)           Except as set forth in Section 2.7 of the Company Disclosure Schedule, neither the execution, delivery and performance of the Transaction Agreements by the Company, nor the consummation by the Company of the transactions contemplated hereby, will:

(i)            conflict with or result in any breach of any provision of the respective charter or bylaws of the Company or any of its subsidiaries;

(ii)           result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration), or impair the rights of the Company or its subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (each, a “Contract”) to which the Company or any of its subsidiaries is a party or by which they are bound that is material to the Company and its subsidiaries, taken as a whole (each a “Material Agreement”); or

(iii)          violate any order, writ, injunction, decree, judgment, directive, award or settlement, whether civil, criminal or administrative (each, a “Judgment”), or any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets which violation, in each case, would reasonably be expected to have a Material Adverse Effect.

2.8           No Default.  None of the Company or any of its subsidiaries is in breach, default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a breach, default or violation) of any term, condition or provision of (a) its charter or bylaws, (b) any Contract to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets is bound, or (c) any Judgment or any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.

2.9           No Undisclosed Liabilities; Absence of Changes.

(a)           Except as reflected in the June 2003 Financial Statements, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than those incurred in the ordinary course of business consistent with past practice since June 30, 2003.  Notwithstanding the foregoing, Investor acknowledges that the June 2003 Financial Statements are unaudited as of the date hereof and are subject to change as may be required by the Company’s independent auditors.

(b)           Without limiting the generality of the foregoing, except as set forth in the Company SEC Reports publicly available prior to the date hereof or in Section 2.9 of the Company Disclosure Schedule, since June 30, 2003, the Company and its subsidiaries have conducted their respective businesses and operations in, and have not engaged in any transaction other than according to, the ordinary and usual course of business consistent with past practice, and there has not occurred any:

(i)            event, change, condition or occurrence which, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect; or

(ii)           change by the Company or any of its subsidiaries in its accounting principles, practices or methods, except as required by generally accepted accounting principles.

2.10         Litigation.

(a)           (i) There are no investigations, reviews, audits, hearings, claims, actions, suits, litigation or proceedings (at law or in equity), whether civil, criminal or administrative and whether formal or informal (each, a “Claim”) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or arbitrator, and (ii) none of the Company or its subsidiaries is subject to any outstanding Judgment, that, in each case, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)           As used in this Agreement, “knowledge” with respect to the Company means the actual knowledge of the officers of the Company after reasonable inquiry.

2.11         Compliance with Applicable Law.

(a)           The Company and its subsidiaries are in compliance with all laws, ordinances or regulations of Governmental Entities applicable to the Company or its subsidiaries, except for violations of any laws, ordinances or regulations that do not and would not reasonably be expected to have a Material Adverse Effect.  No investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

(b)           The Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (“Permits”) necessary for the lawful conduct of their respective businesses.  The Company and its subsidiaries are in compliance with the terms of all such Permits, except for violations that do not and would not reasonably be expected to have a Material Adverse Effect.

2.12         Intellectual Property.

(a)           For purposes of this Agreement, the terms below shall have the following meanings:

(i)            “Intellectual Property” means all intellectual property rights of any nature or forms of protection of a similar nature or having equivalent or similar effect, including (A) all inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements, whether or not patentable, (B) all patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions, and the like, and any provisional applications of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing, (C) any proprietary word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, service mark, service name, trade name, brand name, logo, Internet domain name or business symbol and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith, and (D) technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses.

(ii)           “infringe” means to infringe, dilute, impair, misuse, misappropriate or otherwise violate the rights of any other person in Intellectual Property.

(b)           The Company has valid ownership rights in, or holds a valid license or similar legal right with respect to, all Intellectual Property necessary to conduct its business as now conducted without any conflict with, or infringement of, the rights of others.

(c)           No Claim is pending or, to the knowledge of the Company, threatened before any Governmental Entity or arbitrator alleging that Company’s or its subsidiaries’ ownership or use of any Intellectual Property material to the operations of the Company and its subsidiaries, taken as a whole (collectively, the “Material Intellectual

Property”) infringes the rights of others.  None of Company or its subsidiaries is subject to any outstanding Judgment involving any Material Intellectual Property owned or used by any person.

(d)           None of the Company or its subsidiaries has threatened or initiated any Claim against any person before any Governmental Entity or arbitrator alleging that the actions of such person infringes the Company’s or such subsidiary’s rights with respect to any Material Intellectual Property.

2.13         Assets.  The assets and properties of the Company and its subsidiaries, considered as a whole, constitute all of the assets and properties that are reasonably required for the business and operations of the Company and its subsidiaries as currently conducted.  The Company or its subsidiaries have good and marketable title to or a valid leasehold estate in all personal properties and assets reflected on the Company’s balance sheet at June 30, 2003, except (i) for properties or assets subsequently sold in the ordinary course of business consistent with past practice and (ii) as would not reasonably be expected to have a Material Adverse Effect, in each case, free and clear of all Liens, other than the Liens set forth in Section 2.13 of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect.

2.14         Employees; Employee Compensation.  There is no strike or labor dispute or union organization activities pending, threatened, or, to the Company’s knowledge, contemplated between the Company and its employees.  None of the Company’s employees belongs to any union or collective bargaining unit.  The Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment.

2.15         Brokers.  No broker, finder or investment banker, is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Company.

2.16         Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares for working capital and debt extinguishment.

3.             Representations, Warranties and Covenants of Investor.  Investor hereby represents, warrants and covenants to the Company as follows:

3.1           Authority Relative to this Agreement.

(a)           Investor has all necessary power and authority to execute and deliver this Agreement and the Registration Rights Agreement to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of Investor.

(b)           (i) This Agreement has been duly executed and delivered by Investor and, assuming that this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement of Investor, enforceable against Investor in accordance with its terms, and (ii) when the Registration Rights Agreement has been duly executed and delivered by Investor and, assuming that the Registration Rights Agreement will constitute upon execution and delivery a valid and binding agreement of the Company, will constitute a valid and binding agreement of Investor, enforceable against Investor in accordance with its terms, in each case subject to the effect of (A) any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (B) general principles of equity, including without limitation concepts of materiality , reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.2           Consents and Approvals; No Violations.

(a)           No filing with or notice to, and no material permit, authorization, consent or approval of, any Governmental Entity is required to be obtained or made by Investor for the execution and delivery of the Transaction Agreements by Investor or the consummation of the transactions contemplated thereby by Investor.

(b)           Neither the execution, delivery and performance of the Transaction Agreements by Investor, nor the consummation by Investor of the transactions contemplated hereby, will:

(i)            conflict with or result in any breach of any provision of the respective trust instrument of Investor;

(ii)           result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration), or impair the rights of Investor under any of the terms, conditions or provisions of any Contract to which Investor is a party or by which it is bound that is material to Investor, taken as a whole; or

(iii)          violate any Judgment, or any law, statute, rule or regulation applicable to Investor or any of its respective properties or assets.

3.3           Investment Representations.

(a)           The Shares and the Common Stock issuable upon conversion thereof (collectively, the “Securities”), will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Investor does not have any Contract with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  As of the date hereof, Investor does not beneficially own any equity securities of the Company.

(b)           Investor understands that the Shares have not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) and Regulation D thereof, and that the Company’s reliance on such exemptions is based on Investor’s representations set forth herein.  Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  Investor has no such intention.

(c)           Investor acknowledges that an investment in the Company involves an extremely high degree of risk, and that Investor may lose Investor’s entire investment in the Securities.  Without limiting the foregoing, Investor has read the information contained in the Company SEC Reports, including the information under the heading “Risk Factors.”

(d)           Investor has received all information it considers necessary or appropriate for deciding whether to purchase the Securities. Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

(e)           Investor is experienced in evaluating and investing in securities of companies comparable to the Company and acknowledges that Investor is able to fend for itself, can bear the economic risk of its investment, and Investor and the trustee of Investor have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  Investor has not been organized for the purpose of acquiring the Securities.

(f)            Investor is an accredited investor as defined in Rule 501(a)(7) of Regulation D promulgated under the Securities Act.  As such, Investor has total assets in excess of $5,000,000 and the purchase of the Securities is being directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of the Securities Act.

(g)           The principal office of Investor is located in the State of California.

(h)           Investor understands that the Shares (and any Common Stock issued on conversion thereof) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Shares (and any Common Stock issued on conversion thereof) must be held indefinitely.  In particular, Investor is aware that the Shares (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

(i)            Investor has not received any general solicitation or general advertising concerning the Securities, nor is Investor aware of any such solicitation or advertising.

(j)            To the extent applicable, each certificate or other document evidencing any of the Shares or any Common Stock issued upon conversion thereof shall be endorsed with the legend set forth below, and Investor covenants that, except to the extent such restrictions are waived by the Company, Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

3.4           Brokers. There are no contracts, agreements or understandings between Investor and any person that would give rise to a valid claim against Investor or the Company for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the issuance and sale of the Securities.

4.             Conditions of Investor’s Obligations to Close.  The obligations of Investor under Section 1.1(b) hereof are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Investor unless it consents in writing thereto:

4.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3           Board Approval.  The Company Board has approved the Transaction Agreements and the transactions contemplated thereby.

4.4           Compliance Certificate.  The chief executive officer or chief financial officer of the Company shall deliver to Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.3 and 4.5 hereof have been fulfilled.

4.5           Qualifications.  All authorizations, approvals or permits, if any, of any Governmental Entity or the consents of any other person that are required to be obtained before Closing in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.6           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor.

4.7           Registration Rights Agreement.  The Company shall have entered into the Registration Rights Agreement.

5.             Conditions of the Company’s Obligations to Close.  The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:

5.1           Representations and Warranties.  The representations and warranties of Investor contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2           Performance.  Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3           Board Approval.  The Company Board has approved the Transaction Agreements and the transactions contemplated thereby.

5.4           Compliance Certificate.  The Trustee of Investor shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2, and 5.5 hereof have been fulfilled.

5.5           Qualifications.  All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.6           Registration Rights Agreement.  Investor shall have entered into the Registration Rights Agreement.

5.6           Closing Date.  The Closing shall have occurred on or before September 8, 2003.

5.7           Stock Price.  The closing bid price of the Common Stock on the business day prior to the date of the Closing shall not be greater than $2.00 per share.

6.             Confidentiality.  Investor shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any confidential information provided by the Company to Investor (including, without limitation, all information set forth in the June 2003 Financial Statements and all other financial statements, budget and other information) in connection with the negotiation and execution of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.  Investor shall return to the Company upon request all tangible materials that include any such information that was obtained by Investor in connection herewith.  Investor shall have no further obligation under this

Section 6 with respect to confidential information which is or becomes publicly available without breach of this Agreement by Investor or its representatives.

7.             Indemnification.  Each party (including its officers, directors, employees, affiliates, agents, successors and assigns) (each an “Indemnified Party”) shall be indemnified and held harmless by the other party hereto (each an “Indemnifying Party”) for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys’ fees and expenses) actually suffered or incurred by them (collectively, “Losses”), arising out of or resulting from the breach of any representation or warranty made by an Indemnifying Party contained in this Agreement. Notwithstanding the foregoing, the aggregate liability of the Company under this Section 7 shall in no event exceed the Purchase Price.

8.             Miscellaneous.

8.1           Entire Agreement.  The Transaction Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral and all contemporaneous oral agreements and understandings between the parties with respect to the subject matter hereof.  Except for the express representations, warranties and covenants of the Company and Investor contained herein, there are no representations, warranties or covenants whatsoever by or on behalf of the Company to Investor or Investor to the Company.

8.2           Survival of Warranties.  The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive until the first anniversary of the Closing.

8.3           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares sold hereunder or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.4           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

8.5           Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the federal courts located in the County of Venture, California or the courts of the State of California located in the County of Ventura, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts).  Each of the parties agrees further to accept service of process in any manner permitted by such courts.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

8.6           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.7           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

8.8           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 8.8:

if to the Company to:	SMTEK International, Inc.
200 Science Drive
Moorpark, CA 93021
Facsimile: (805) 532-1608
Attention: Kirk A. Waldron

with a copy to:	Gibson, Dunn & Crutcher LLP
4 Park Plaza
Irvine, CA 92614
Facsimile: (949) 451-4220
Attention: Mark W. Shurtleff

if to Investor:	The Gene Haas Trust DTD 3-9-99
2800 Sturgis Road
Oxnard, CA 93030
Facsimile: (805) 278-0506
Attention: Denis Dupuis

with a copy to:	Case, Knowlson, Jordan & Wright
2049 Century Park East, Ste 3350
Los Angeles, CA 90067
Facsimile: (310) 552-3229
Attention: Mark Eastman

8.9           Expenses.  Each of the parties shall bear all of their respective costs and expenses incurred in connection with the negotiation, execution, delivery and performance of the Transaction Agreements, except that if the Closing is effected, the Company shall reimburse the reasonable fees of one counsel to Investor incurred in connection with the negotiation and execution of the Transaction Agreements, not to exceed $15,000.

8.10         Attorneys’ Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.11         Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

8.12         Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

8.13         Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless the context clearly requires otherwise “or” is not exclusive, and “includes” means “includes, but is not limited to.”  The inclusion of any matter in the disclosure schedules in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or “Material Adverse Effect” shall not be an admission by Company that such matter is material or would have a Material Adverse Effect.

8.14         Public Announcements.  Investor shall not issue any such press release or make any such public statement relating to the Transaction Agreements or the transactions contemplated thereby prior to consultation with the Company, except as may be required by applicable law, by court process.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SMTEK INTERNATIONAL, INC.

By:	/s/ Kirk A. Waldron

Name:	Kirk A. Waldron

Title:	SVP, CFO

TRUSTEE OF THE GENE HAAS TRUST DTD 3-9-99

By:	/s/ Gene Haas
Gene Haas, as Trustee of The Gene Hass Trust DTD 3-9-99

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATIONS

EXHIBIT B

FORM OF

REGISTRATION RIGHTS AGREEMENT